Exhibit 99.1

RingCentral Announces First Quarter 2019 Results

Total Revenue up 34%

Enterprise ARR up 95%

Channel ARR surpasses $200 million

Belmont, Calif. – May 6, 2019 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, collaboration, and contact center solutions, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Financial Highlights

•	Total revenue increased 34% year over year to $201 million.
•	Software subscriptions revenue increased 33% year over year to $183 million.
•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 32% year over year to $777 million.
•	RingCentral Office® ARR increased 36% year over year to $694 million.
•	Mid-market and Enterprise ARR increased 70% year over year to $346 million.
•	Enterprise ARR increased 95% year over year to $200 million.
•	Channel ARR increased 75% year over year to $203 million.

“We are pleased with the first quarter. Enterprise delivered solid growth, with continued contributions from channel and international, including a 45,000 seat win with a major UK retailer,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “We continue to expand our industry leading cloud communications suite, broaden our open platform developer network, and extend our global delivery footprint. We believe we are well-positioned to satisfy the demands of our enterprise customers to replace their aging on-premises PBX infrastructure with a fully-featured cloud-based unified communications solution.”

Financial Results for the First Quarter 2019

•	Revenue: Total revenue was $201 million for the first quarter of 2019, up from $150 million in the first quarter of 2018, representing 34% growth.

•

Operating Profit (Loss): GAAP operating loss was $7.5 million, compared to an operating loss of $1.4 million in the same period last year, primarily driven by higher stock-based compensation and acquisition related expenses. Non-GAAP operating profit was $16.3 million, compared to a non-GAAP operating profit $13.0 million in the same period last year.

•

Net Income (Loss) Per Share: GAAP net loss per share was ($0.08), compared to ($0.03) in the same period last year, primarily driven by higher stock-based compensation, amortization of debt discount and issuance costs, and acquisition related expenses. Non-GAAP net income per diluted share was $0.17, compared to $0.16 per diluted share in the same period last year. The first quarter of 2019 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.

•

Balance Sheet: Total cash and cash equivalents at the end of the first quarter of 2019 was $549 million, which reflects approximately $28 million net cash payment for the acquisition of Connect First. This compares with $566 million at the end of the fourth quarter of 2018.

Recent Highlights

•

Introduced RingCentral Persist, a new solution that enables enterprise customers to maintain communications services in case of an internet failure at a customer’s location. RingCentral Persist adds additional resiliency to RingCentral’s existing high availability delivery infrastructure for the most demanding customer environments, including the state-of-the-art Chase Center sports and entertainment complex, the new home of the Golden State Warriors, scheduled to open in September 2019.

•

Announced the expansion of RingCentral’s open platform with RingCentral Embeddable. Developers now have the ability to easily integrate RingCentral’s communications capabilities into any web application with just a few lines of code to enhance custom workflows.

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Announced the integration of RingCentral Engage, our new digital customer engagement platform, with Google Dialogflow. With this integration, RingCentral Engage digital customers can now leverage the machine learning and AI capabilities of Google Dialogflow. This enables them to deploy chatbot virtual agents to manage automated digital customer interactions.

•

Announced that CRN has given RingCentral a 5-Star rating in its 2019 Partner Program Guide. This annual guide identifies the strongest and most successful partner programs in the channel today, offered by the top technology suppliers for IT products and services. The 5-Star rating recognizes an elite subset of companies that offer solution providers the best partnering elements in their channel programs.

•

Announced that the Oakland A’s have named RingCentral as the team’s official business communications partner. The business-to-business partnership will integrate RingCentral’s technology into the A’s front office in combination with a marketing collaboration. Additionally, announced a multi-year strategic partnership with Detroit Pistons to deploy RingCentral Office and Contact Center in the Henry Ford Detroit Pistons Performance Center.

Financial Outlook

Full Year 2019 Guidance:

•	Raising total revenue range to $862 to $866 million, representing annual growth of 28% to 29%. This is up from our prior range of $847 to $859 million and annual growth of 26% to 28%.
•	Raising software subscriptions revenue range to $786 to $790 million, representing annual growth of 28% to 29%. This is up from our prior range of $775 to $785 million and annual growth of 26% to 28%.
•	GAAP operating margin between (4.4%) and (3.7%).
•	Non-GAAP operating margin between 9.0% and 9.3%.
•	Non-GAAP tax rate for 2019 assumed to be 22.5%, compared to 0% non-GAAP tax rate for 2018. No material cash taxes expected given net operating loss carryforwards.
•	Raising non-GAAP EPS range to $0.71 to $0.75 based on 88.5 million fully diluted shares. This is up from our prior range of $0.69 to $0.73.

•

Stock-based compensation range of $101 to $104 million, amortization of debt discount of $20 million, amortization of acquired intangibles of $9 million, and acquisition related matters of $2.5 million.

Second Quarter 2019 Guidance:

•	Total revenue range of $203.5 to $205.5 million, representing annual growth of 27% to 28%.
•	Software subscriptions revenue range of $185.5 to $187.5 million, representing annual growth of 27% to 28%.
•	GAAP operating margin range of (6.6%) to (5.8%).
•	Non-GAAP operating margin range of 8.3% to 8.5%.
•	Non-GAAP tax rate assumed to be 22.5%, compared to 0% non-GAAP tax rate in 2018. No material cash taxes expected given net operating loss carryforwards.
•	Non-GAAP EPS range of $0.15 to $0.17 based on 88 million fully diluted shares.
•	Stock-based compensation range of $27 to $28 million, amortization of debt discount of $5 million, and amortization of acquired intangibles of $2.3 million.

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to GAAP EPS because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss) and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details:

•	What: RingCentral financial results for the first quarter of 2019 and outlook for the second quarter and full year of 2019.
•	When: Monday, May 6, 2019 at 2:00PM PT (5:00PM ET).
•

Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).
•

Replay: Following the completion of the call through 11:59 PM ET on May 13, 2019, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13689769.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of global enterprise cloud communications, collaboration, and contact center solutions. More flexible and cost-effective than legacy on-premises systems, the RingCentral platform empowers employees to Work as OneTM from any location, on any device, and via any mode to better serve customers, improving business efficiency and customer satisfaction. The company provides unified voice, video meetings, team messaging, digital customer engagement, and integrated contact center solutions for enterprises globally. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

©2019 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Office, RingCentral Contact Center, RingCentral Persist, RingCentral Embeddable, RingCentral Engage, Connect First, Work as One, and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the expansion of our communications suite, the broadening of our open platform developer network, the extension of our global delivery footprint, our ability to satisfy the requirements of enterprises, and our market opportunity. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP operating income (loss), Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

We have included Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.

Although Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share, are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise and enterprise annualized exit monthly recurring subscriptions, channel partner annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office and RingCentral Contact Center solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Ryan Goodman, RingCentral

(650) 918-5356

Ryan.Goodman@RingCentral.com

Media Contact:

Mariana Kosturos, RingCentral

(650) 562-6545

Mariana.Kosturos@ringcentral.com

TABLE 1

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$549,030	$566,329
Accounts receivable, net	100,706	94,375
Deferred sales commission costs	24,924	23,038
Prepaid expenses and other current assets	29,708	23,772

Total current assets	704,368	707,514
Property and equipment, net	74,203	70,205
Operating lease right-of-use assets	31,719	—
Deferred sales commission costs, non-current	59,098	55,735
Goodwill	55,373	31,238
Acquired intangibles, net	30,634	19,480
Other assets	10,307	10,154

Total assets	$965,702	$894,326

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,366	$10,145
Accrued liabilities	115,363	100,687
Deferred revenue	93,828	88,527

Total current liabilities	228,557	199,359
Convertible senior notes, net	371,534	366,552
Operating lease liabilities	23,693	—
Other long-term liabilities	10,694	10,806

Total liabilities	634,478	576,717
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	571,426	551,078
Accumulated other comprehensive income	1,851	2,226
Accumulated deficit	(242,061)	(235,703)

Total stockholders’ equity	$331,224	$317,609

Total liabilities and stockholders’ equity	$965,702	$894,326

The Company adopted new accounting standards related to leases (Topic 842) effective January 1, 2019.

TABLE 2

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues
Software subscriptions	$182,708	$136,960
Other	18,781	13,383

Total revenues	201,489	150,343

Cost of revenues
Software subscriptions	35,334	24,526
Other	15,501	11,148

Total cost of revenues	50,835	35,674

Gross profit	150,654	114,669
Operating expenses
Research and development	29,787	22,651
Sales and marketing	99,551	71,920
General and administrative	28,779	21,449

Total operating expenses	158,117	116,020

Loss from operations	(7,463)	(1,351)
Other income (expense), net
Interest expense	(5,032)	(1,411)
Other income, net	3,051	73

Other income (expense), net	(1,981)	(1,338)

Loss before income taxes	(9,444)	(2,689)
Provision for (benefit from) income taxes	(3,086)	27

Net loss	$(6,358)	$(2,716)

Net loss per common share
Basic and diluted	$(0.08)	$(0.03)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	81,400	78,341

TABLE 3

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(6,358)	$(2,716)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,696	5,542
Share-based compensation	19,398	13,267
Amortization of deferred sales commission costs	6,228	3,984
Amortization of debt discount and issuance costs	4,982	1,370
Foreign currency remeasurement (gain) loss	(11)	267
Provision for bad debt	337	554
Deferred income taxes	(235)	(6)
Tax benefit from release of valuation allowance	(3,245)	—
Other	1,347	206
Changes in assets and liabilities:
Accounts receivable	(5,267)	(9,243)
Deferred sales commission costs	(11,477)	(7,478)
Prepaid expenses and other current assets	(5,834)	(2,270)
Other assets	(83)	337
Accounts payable	7,757	(2,816)
Accrued liabilities	(103)	6,079
Deferred revenue	5,301	5,120
Other liabilities	(236)	(12)

Net cash provided by operating activities	20,197	12,185

Cash flows from investing activities
Purchases of property and equipment	(6,862)	(4,587)
Capitalized internal-use software	(3,543)	(2,759)
Cash paid for business combination, net of cash acquired	(27,870)	—
Cash paid for acquisition of intangible assets	—	(18,470)

Net cash used in investing activities	(38,275)	(25,816)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	449,457
Payments for capped call transactions and costs	—	(49,910)
Repurchase of common stock	—	(15,000)
Proceeds from issuance of stock in connection with stock plans	2,666	3,688
Taxes paid related to net share settlement of equity awards	(1,934)	(1,014)

Net cash provided by financing activities	732	387,221

Effect of exchange rate changes	47	181
Net increase (decrease) in cash, cash equivalents and restricted cash	(17,299)	373,771
Cash, cash equivalents and restricted cash
Beginning of period	566,329	181,192

End of period	$549,030	$554,963

TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Revenues
Software subscriptions	$182,708	$136,960
Other	18,781	13,383

Total revenues	201,489	150,343

Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	35,334	24,526
Stock-based compensation	(1,346)	(876)
Amortization of acquisition intangibles	(1,010)	(151)
Acquisition related matters	(50)	—

Non-GAAP Software subscriptions cost of revenues	32,928	23,499

GAAP Other cost of revenues	15,501	11,148
Stock-based compensation	(295)	(134)

Non-GAAP Other cost of revenues	15,206	11,014

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.0%	82.8%
Non-GAAP Other	19.0%	17.7%
Non-GAAP Gross profit	76.1%	77.0%
Operating expenses reconciliation
GAAP Research and development	29,787	22,651
Stock-based compensation	(4,262)	(3,094)
Acquisition related matters	(347)	—

Non-GAAP Research and development	25,178	19,557

As a % of total revenues non-GAAP	12.5%	13.0%
GAAP Sales and marketing	99,551	71,920
Stock-based compensation	(7,608)	(5,041)
Amortization of acquisition intangibles	(922)	(916)
Acquisition related matters	(1,642)	—

Non-GAAP Sales and marketing	89,379	65,963

As a % of total revenues non-GAAP	44.4%	43.9%
GAAP General and administrative	28,779	21,449
Stock-based compensation	(5,887)	(4,122)
Acquisition related matters	(423)	—

Non-GAAP General and administrative	22,469	17,327

As a % of total revenues non-GAAP	11.2%	11.5%
Income (loss) from operations reconciliation
GAAP loss from operations	(7,463)	(1,351)
Stock-based compensation	19,398	13,267
Amortization of acquisition intangibles	1,932	1,067
Acquisition related matters	2,462	—

Non-GAAP Income from operations	16,329	12,983

Non-GAAP Operating margin	8.1%	8.6%

TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Net (loss) income reconciliation
GAAP net loss	$(6,358)	$(2,716)
Stock-based compensation	19,398	13,267
Amortization of acquisition intangibles	1,932	1,067
Acquisition related matters	2,462	—
Amortization of debt discount and issuance costs	4,982	1,370
Intercompany remeasurement loss (gain)	126	274
Tax benefit from release of valuation allowance	(3,245)	—
Income tax expense effects	(4,218)	—

Non-GAAP net income	$15,079	$13,262

Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per common share:
Weighted average number of shares used in computing basic net (loss) income per share	81,400	78,341
Effect of dilutive securities	5,525	6,629

Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	86,925	84,970

Diluted net (loss) income per share
GAAP net loss per share	$(0.08)	$(0.03)

Non-GAAP net income per share	$0.17	$0.16

TABLE 6

RINGCENTRAL, INC.

RECONCILIATION OF FORECASTED OPERATING MARGIN

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in millions)

	Q2 2019		FY 2019
	Low Range	High Range	Low Range	High Range
GAAP revenues	203.5	205.5	862.0	866.0
GAAP loss from operations	(13.4)	(11.8)	(37.9)	(32.0)
GAAP operating margin	(6.6%)	(5.8%)	(4.4%)	(3.7%)
Stock-based compensation	28.0	27.0	104.0	101.0
Amortization of acquisition intangibles	2.3	2.3	9.0	9.0
Acquisition related matters	—	—	2.5	2.5

Non-GAAP income from operations	16.9	17.5	77.6	80.5
Non-GAAP operating margin	8.3%	8.5%	9.0%	9.3%